Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) dated November 30, 1994 pertaining to the Property Capital Trust 1992 Employee
Stock Option Plan of our report dated August 26, 1994, with respect to the consolidated financial statements and schedules of Property Capital Trust included in its Annual
Report (Form 10-K) for the year ended July 31, 1994, filed with the Securities and Exchange Commission.


                              ERNST & YOUNG LLP
Boston, Massachusetts
November 28, 1994